UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 25, 2007
TOPSPIN MEDICAL, INC.
(Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	333-144472 (Commission File Number)	510394637 (I.R.S. Employer Identification Number)

Global Park 2 Yodfat Street, Third Floor North Industrial Area Lod 71291 Israel (Address of Principal Executive Offices)		Not Applicable (Zip Code)
972-8-9200033
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.
Consulting Agreement
          In connection with the resignation of Erez Golan as President and Chief Executive Officer of TopSpin Medical, Inc. (the “Company”) (as described in Item 5.02 below), on September 25, 2007, the Company’s wholly-owned subsidiary, TopSpin Medical (Israel) Ltd. (the “Subsidiary”), and Mr. Golan entered into a consulting agreement (the “Consulting Agreement”) pursuant to which Mr. Golan will serve as a consultant to the Subsidiary and perform consulting services reasonably requested by the Subsidiary (the “Services”) commencing on December 26, 2007 until December 26, 2009. The Consulting Agreement shall automatically renew for additional terms of one year. Either party may terminate the Consulting Agreement, at any time, and for any reason or for no reason whatsoever, upon the provision of 90 days advance written notice, and the Subsidiary may terminate the Consulting Agreement effective immediately provided the Subsidiary has cause to do so.
          Mr. Golan will provide the Subsidiary an average of 5 business days of consulting per month (which average will be computed on a quarterly basis), in consideration for which the Subsidiary will pay Mr. Golan a fee of $7,750 per month. In the event Mr. Golan provides at least 15 business days of consulting in a quarterly period, the Subsidiary will pay Mr. Golan an additional fee of $1,500 for each additional business day of consulting supplied by Mr. Golan during such quarterly period.
          The Subsidiary shall own all rights, title and interest in patents, intellectual property rights and other inventions arising from Mr. Golan’s provision of Services pursuant to the Consulting Agreement. Mr. Golan has entered into confidentiality, non-compete and non-solicitation covenants under the Consulting Agreement as more fully described therein.
          Mr. Golan is a director of the Company and beneficially owns five percent or more of the outstanding shares of the Company’s common stock.
          A copy of the Consulting Agreement is attached hereto as Exhibit 10.29, and is incorporated herein by reference. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Resignation of Erez Golan as President and Chief Executive Officer; Option Amendment
          On September 25, 2007, Erez Golan resigned as President and Chief Executive Officer of the Company effective October 1, 2007 (the “Resignation”). In connection with the Resignation, on September 25, 2007, the Subsidiary and Mr. Golan entered into the Consulting Agreement, the Company and Mr. Golan entered into an amendment to accelerate the vesting of stock options granted under an option agreement dated January 7, 2007 (the “Option Amendment”) and the Subsidiary agreed to pay Mr. Golan the amount of $10,000 pursuant to the terms of Mr. Golan’s employment agreement dated December 9, 2002, as amended, and to pay Mr. Golan a bonus in the amount of $20,000 pursuant to the conditions set forth in Mr. Golan’s termination notice letter dated September 25, 2007 (the “Termination Notice”).
          A description of the material terms of the Consulting Agreement is contained in Item 1.01 above, and the description is incorporated herein by reference. A copy of the Option Amendment and the Termination Notice are attached hereto as Exhibit 10.7(vi) and Exhibit 10.7(vii), respectively, and are incorporated herein by reference. The foregoing description of the Option Amendment and the Termination Notice are qualified in their entirety by reference to the full text of the Option Amendment and the Termination Notice.
Appointment of New President and Chief Executive Officer; New CEO Employment Agreement; Option Grant
          On September 25, 2007, the Board of Directors (the “Board”) of the Company approved the appointment of Yaron Tal to serve as President and Chief Executive Officer of the Company and of the Subsidiary effective October 1, 2007 (the “Election”), to fill the vacancy created by the Resignation, to serve and to hold such office until his earlier resignation or removal.
          In connection with the Election, on September 25, 2007, the Subsidiary and Mr. Tal entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Tal has promised to devote his time, knowledge and expertise in performing and discharging his duties as President and Chief Executive Officer of the Company and of the Subsidiary. Under the Employment Agreement, Mr. Tal will receive a monthly gross salary of 65,000 New Israel Shekels (NIS) (the “Salary”), and the Salary will be linked to, and adjusted on a quarterly basis in accordance with, the Israeli Consumer Price Index to account for the cost of living in Israel. Mr. Tal also will receive benefits such as a company car, a cellular phone, managers insurance and an education fund, and he will be entitled to reimbursement of reasonable expenses incurred by him in the performance of his duties. The Employment Agreement provides that Mr. Tal may earn bonuses upon satisfaction of certain performance objectives as determined by the Board of up to 7.5 times the monthly Salary for the period commencing on October 1, 2007 and ending on December 31, 2008 (the “Initial Target Period”) and of up to 6 times the monthly Salary for calendar years thereafter. Notwithstanding the foregoing, Mr. Tal shall automatically receive a bonus of 4.5 times the monthly Salary with respect to the Initial Target Period. The Subsidiary shall own all rights, title and interest in patents, intellectual property rights and other inventions arising from Mr. Tal’s provision of services pursuant to the Employment Agreement. Mr. Tal has entered into confidentiality, non-compete and non-solicitation covenants under the Employment Agreement as more fully described therein. On or before October 1, 2008, either party may terminate the Employment Agreement, at any time, and for any reason or for no reason whatsoever, upon the provision of written notice which notice of termination shall become effective four months from the date of such notice, and after October 1, 2008, such notice of termination shall become effective six months from the date of such notice (such four or six month period, as the case may be, being referred to as the “Notice Period”). Unless waived by the Subsidiary, Mr. Tal shall continue his course of employment with Subsidiary during the first half of the Notice Period. Mr. Tal may, but shall not be required to, continue his course of employment with Subsidiary during the second half of the Notice Period. The Subsidiary may terminate the Employment Agreement effective immediately provided the Subsidiary has cause to do so.
          Furthermore, in connection with the Election, on September 25, 2007, the Board approved the grant of an option to Mr. Tal (the “Tal Option”) for the purchase of up to 10,000,000 shares of the Company’s common stock at a weighted-average exercise price per share of $0.13545 pursuant to the Company’s 2003 Israeli Stock Option Plan. The Tal Option shall vest in accordance with the following schedule: (i) 2,500,000 underlying shares with an exercise price per share of $0.1819 shall vest on September 25, 2008; (ii) 625,000 underlying shares with an exercise price per share of $0.1509 shall vest on the last day of each of the four quarters following September 25, 2008; (iii) 625,000 underlying shares with an exercise price per share of $0.12 shall vest on the last day of each of the four quarters following September 25, 2009; and (iv) 625,000 underlying shares with an exercise price per share of $0.089 shall vest on the last day of each of the four quarters following September 25, 2010. Notwithstanding the foregoing vesting schedule, all unvested options shall become vested immediately following a change in control of the Company or the sale of all or substantially all of the assets of the Company.
          Mr. Tal is not a party to any transaction with the Company or with the Subsidiary that would require disclosure under Item 404(a) of Regulation S-B.
          Mr. Tal was President and Chief Executive Officer of Galil Medical Ltd. between 2003 and 2007. Prior to joining Galil, Mr. Tal served as Chief Financial Officer and acting manager of DEP Technology Holding Ltd. Mr. Tal earned a Bachelor of Arts degree in Economics and Accounting from Hebrew University, and he earned a Masters of Business Administration degree from Ben Gurion University. Mr. Tal currently holds an Israeli C.P.A. license.
          A copy of the Employment Agreement and the Tal Option are attached hereto as Exhibit 10.30(i) and Exhibit 10.30(ii), respectively, and are incorporated herein by reference. The foregoing description of the Employment Agreement and the Tal Option are qualified in their entirety by reference to the full text of the Employment Agreement and the Tal Option.
Amendment of CFO and COO Employment Agreements; CFO Cash Bonus
          On September 25, 2007, Eyal Kolka, the Company’s Chief Financial Officer and Secretary and the Subsidiary’s Chief Financial Officer and Senior Vice President of Business Development, and Yoav Venkert, the Subsidiary’s Chief Operations Officer, each entered into separate agreements with the Subsidiary to amend each of their respective employment agreements (such amendment for Mr. Kolka being referred to as the “Kolka Amendment” and for Mr. Venkert being referred to as the “Venkert Amendment”) to increase their respective monthly gross salaries to 47,300 NIS, effective January 24, 2007, each of which gross salaries will be linked to, and be adjusted on a quarterly basis in accordance with, the Israeli Consumer Price Index to account for the cost of living in Israel.
          In addition, on September 25, 2007, the Board approved the payment by the Subsidiary of a bonus in the amount of $50,000 to Mr. Kolka.
          A copy of the Kolka Amendment and the Venkert Amendment are attached hereto as Exhibit 10.8(iv) and Exhibit 10.9(iv), respectively, and are incorporated herein by reference. The foregoing description of the Kolka Amendment and the Venkert Amendment are qualified in their entirety by reference to the full text of the Kolka Amendment and the Venkert Amendment.
Increase of the Number of Shares Authorized for Issuance pursuant to the 2003 Israeli Stock Option Plan
          On September 25, 2007, the Board approved a resolution to increase the total number of shares of common stock authorized for issuance pursuant to the Company’s 2003 Israeli Stock Option Plan by 15,000,000 shares of common stock to a total of 37,000,000 shares of common stock.
Item 9.01. Financial Statements and Exhibits.
          (d) The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description

10.7(vi)	Amendment dated as of September 25, 2007 to Option Agreement between TopSpin Medical, Inc. and Erez Golan.

Exhibit No.	Description
10.7(vii)	Termination Notice Letter dated as of September 25, 2007 between TopSpin Medical (Israel) Ltd. and Erez Golan.

10.8(iv)	Amendment dated as of September 25, 2007 to Employment Agreement between TopSpin Medical (Israel) Ltd. and Eyal Kolka.

10.9(iv)	Amendment dated as of September 25, 2007 to Employment Agreement between TopSpin Medical (Israel) Ltd. and Yoav Venkert.

10.29	Consulting Agreement dated as of September 25, 2007 between TopSpin Medical (Israel) Ltd. and Erez Golan.

10.30(i)	Employment Agreement dated as of September 25, 2007 between TopSpin Medical (Israel) Ltd. and Yaron Tal.

10.30(ii)	Option Agreement dated as of September 25, 2007 between TopSpin Medical, Inc. and Yaron Tal.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPSPIN MEDICAL, INC.

Date: October 1, 2007	By:	/s/ Eyal Kolka Name: Eyal Kolka
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.7(vi)	Amendment dated as of September 25, 2007 to Option Agreement between TopSpin Medical, Inc. and Erez Golan.

10.7(vii)	Termination Notice Letter dated as of September 25, 2007 between TopSpin Medical (Israel) Ltd. and Erez Golan.

10.8(iv)	Amendment dated as of September 25, 2007 to Employment Agreement between TopSpin Medical (Israel) Ltd. and Eyal Kolka.

10.9(iv)	Amendment dated as of September 25, 2007 to Employment Agreement between TopSpin Medical (Israel) Ltd. and Yoav Venkert.

10.29	Consulting Agreement dated as of September 25, 2007 between TopSpin Medical (Israel) Ltd. and Erez Golan.

10.30(i)	Employment Agreement dated as of September 25, 2007 between TopSpin Medical (Israel) Ltd. and Yaron Tal.

10.30(ii)	Option Agreement dated as of September 25, 2007 between TopSpin Medical, Inc. and Yaron Tal.